Exhibit 99.1

Hyliion Holdings Corp.
Investor Contact
Louis Baltimore
ir@hyliion.com

Press Contact
Ryann Malone
press@hyliion.com
(833) 495-4466
HYLIION REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS
AUSTIN, Texas (NOVEMBER 9, 2021)—Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today reported its third quarter 2021 financial results.
Key Business Highlights

•Announced the addition of Secretary Elaine Chao and Mary Gustanski to the Hyliion Board of Directors

•Secured a 40-unit reservation from Mone Transport and partnered with GreenPath Logistics for the initial controlled fleet trials of the Hypertruck ERX

•Unveiled new Hypertruck ERX showcase unit at ACT Expo, generating strong fleet, industry and regulatory interest

•Launched improved Hybrid powertrain solution called “Hybrid eX” and expect to begin recognizing revenue on these units in the fourth quarter of 2021

•Initiating the Hypertruck ERX Roadshow, beginning at Wegmans headquarters on November 10th, to allow fleets to experience the flagship product firsthand

•Supply chain shortages and long lead times for components, coupled with the required development, testing and validation of the Hypertruck ERX, are impacting the commercialization timeline

Executive Commentary

Thomas Healy, Hyliion’s Founder and Chief Executive Officer, said, “After a first half of the year filled with rapid progress and growth for Hyliion, our team continues to build on this momentum as evidenced by the commercial launch of our Hybrid eX powertrain and accomplishment of some major milestones in our Hypertruck ERX Multi-Phase Development Program.”

"Today we begin our Hypertruck ERX Roadshow at the headquarters of Wegmans Food Markets, one of our Hypertruck Innovation Council Members, with a two-day showcase event focused on demonstrating the features and benefits of the powertrain firsthand. As we continue providing these showcases to our Hypertruck Innovation Council Members and other interested fleets, we expect to see a continued increase in the customer interest that we have already been receiving.”

Board of Directors Expansion

Exhibit 99.1
Hyliion elected to expand the size of its board of directors from seven to nine members, adding Secretary Elaine Chao and Mary Gustanski.

Secretary Elaine Chao is a highly experienced leader of large public, private and non-profit organizations. Secretary Chao brings an invaluable perspective on global competitiveness, workforce development, trends in governmental policies, and corporate governance. While Secretary of Transportation, she advanced an agenda of American innovation in building the transportation system of the future. During her time at the Department of Labor, she focused on increasing the competitiveness of America’s workforce in the global economy.

Mary Gustanski has spent her nearly 40-year career bringing new technology to market in the ever-evolving automotive industry, with an emphasis on the development and commercialization of innovative solutions. As Senior Vice President and Chief Technology Officer of Delphi Technologies—formerly Delphi Automotive—she was responsible for the company’s global technology production, including advanced propulsion systems for future vehicle electrification.

Hypertruck ERX Fleet Update

Hyliion has secured a 40-unit reservation for the Hypertruck ERX from Mone Transport, a Texas-based carrier company, who is also an early adopter of the Hyliion Hybrid solution. Mone Transport believes the future of trucking is sustainable, but as part of their business model, their trucks need to travel hundreds of miles every day, which is where the Hypertruck ERX can offer a low-cost, low-emission and long-range electric solution. The purchase and sale of the 40 Hypertruck ERX units is subject to the execution of a final agreement between Hyliion and Mone Transport.

The unveiling of the Hypertruck ERX showcase unit at the ACT Expo on August 31, 2021, marked the start of a robust marketing program for this flagship product. Hyliion received overwhelmingly positive feedback from fleets and suppliers that were able to see this solution up close for the first time. Shortly after the tradeshow, Hyliion showcased the vehicle with the oil and gas industry at the Daniel Energy Partners’ event in Odessa, Texas.

In October, Hyliion executed on a select number of ‘ride along’ events with the Hypertruck ERX at its headquarters in Austin, Texas. One participant was the CEO of GreenPath Logistics, a member of the Hypertruck Innovation Council. After a very positive experience of riding in the Hypertruck ERX, GreenPath Logistics requested to further collaborate with Hyliion and begin initial deployments of controlled fleet trials in their operations. With GreenPath located in Dallas, Texas, Hyliion’s team will be able to closely monitor these trucks to ensure strong vehicle performance as fleet trials begin.

Today, Hyliion is embarking on another critical milestone with the kickoff of its Hypertruck ERX Roadshow. This program begins with the first stop at the Wegmans Food Markets headquarters in Rochester, NY. These events will consist of ride-alongs and in-depth product education. Hyliion plans to host another larger showcase event at its Austin, Texas headquarters in early December along with other future events to allow more Hypertruck Innovation Council members and additional interested fleets to experience the Hypertruck ERX firsthand.

Hypertruck ERX Timing Update

While Hyliion recently achieved critical product milestones, supply chain challenges and enhancements to the Multi-Phase Development Program have led to an extension in the go-forward development timeline. Similar to others in the automotive industry, the shortage of semiconductors, as well as several other key components, is extending the Company’s timelines longer than expected. These supply chain challenges have been especially prominent in the trucking industry, and one of the impacts has been significantly extended lead times for ordering new trucks. Fleets are experiencing lead times on new truck purchases that extend out for delivery into 2023. Hyliion has already placed orders for all vehicles needed in 2022 and is working to secure build slots for the 2023 calendar year in an effort to mitigate further supply chain impacts to Hyliion’s updated Hypertruck ERX

Exhibit 99.1
development schedule. In addition, the Multi-Phase Development Program timeline has been extended to allow for design verification and additional testing inclusive of critical summer and winter seasons, as well as the accumulation of up to one million miles prior to production.

Hyliion expects to complete design verification and initial controlled fleet trials, as mentioned above, by the end of 2022. This will then be followed by additional key milestones including additional fleet trials, incorporating any of the learnings from validation into the finalized design, and obtaining final regulatory approvals prior to the start of production. Hyliion continues to work closely with its current supply base to improve delivery of components for the quarters ahead and is diligently seeking alternative sources of supply for components that meet its technical specifications with shorter lead times.

Commercial Hybrid eX Launch and Sales Update

Hyliion officially launched its commercial Hybrid eX powertrain solution on August 31, 2021, at the ACT Expo in Long Beach, CA. Compared to previous Hyliion Hybrid systems, the Hybrid eX offers fleets a lighter solution that is easier to install, service and operate. The Hybrid eX draws upon the real-world feedback Hyliion has received from customers and the millions of miles logged with the previous system.

Hyliion recently delivered its first Hybrid eX system to Werner Enterprises, a Hypertruck Innovation Council member and new Hybrid eX customer. As previously announced, due to shortages of various components caused by global supply chain disruptions, Hyliion is experiencing longer delivery times to customers which is causing some of Hyliion’s deliveries to be delayed into early 2022. In addition, the Company is assessing the potential demand impact for its Hybrid eX product offering in light of recent changes within the competitive landscape.

Financial Highlights and Operating Expense Guidance

Hyliion ended the third quarter 2021 with over $588 million available to fund its current commercialization plans for its Hybrid eX and Hypertruck ERX powertrains. This is divided into $289.5 million in cash and cash equivalents on its balance sheet, short-term investments of $144.5 million and long-term investments of $155.0 million.

Hyliion expects to begin recognizing revenue on its Hybrid eX deliveries in the fourth quarter of 2021, achieving the target outlined on the second quarter 2021 earnings call.

For the first three quarters of 2021, Hyliion’s operating expenses totaled $67.0 million, and Hyliion now expects full year 2021 operating expenses to range between $110 million and $120 million, a reduction compared to previously disclosed guidance range of $130 million to $140 million, due primarily to timing delays of truck chassis purchases for development purposes.
Third Quarter 2021 Conference Call
Hyliion will host a conference call and webcast for investors and other interested parties to review its third quarter 2021 financial results on Wednesday, Nov. 10, 2021 at 11:00 a.m. Eastern Time. A live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:
Conference Call Online Registration: http://www.directeventreg.com/registration/event/2279822
Webcast: https://investors.hyliion.com/events-and-presentations/default.aspx
Third quarter 2021 financial results for Hyliion Holdings Corp. (f/k/a Tortoise Acquisition Corp.) on a consolidated basis will also be filed with the SEC on Form 10-Q.
About Hyliion

Exhibit 99.1
Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.
Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2021 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2021 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 for the year ended December 31, 2020. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$(18,150)	$(2,909)	$(40,871)	$(8,134)
Selling, general and administrative	(8,660)	(2,140)	(26,111)	(3,705)

Loss from operations	(26,810)	(5,049)	(66,982)	(11,839)

Other income (expense):
Interest expense	—	(2,230)	—	(5,458)
Interest income	195	—	561	—
Change in fair value of convertible notes payable derivative liabilities	—	(1,813)	—	(1,358)
Other expense	—	(12)	—	(12)
Total other income (expense)	195	(4,055)	561	(6,828)

Net loss	$(26,615)	$(9,104)	$(66,421)	$(18,667)

Weighted-average shares outstanding, basic and diluted	172,987,672	87,398,704	171,842,664	86,981,200

Net loss per share, basic and diluted	$(0.15)	$(0.10)	$(0.39)	$(0.21)

HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$289,486	$389,705
Accounts receivable	359	92
Prepaid expenses and other current assets	5,516	20,690
Short-term investments	144,465	201,881
Total current assets	439,826	612,368

Property and equipment, net	2,820	1,171
Operating lease right-of-use assets	8,474	5,055
Intangible assets, net	259	332
Other assets	920	193
Long-term investments	154,981	35,970
Total assets	$607,280	$655,089

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$7,527	$1,890
Current portion of operating lease liabilities	827	734
Accrued expenses and other current liabilities	7,623	6,313
Total current liabilities	15,977	8,937

Operating lease liabilities, net of current portion	8,749	5,076
Debt, net of current portion	—	908
Total liabilities	24,726	14,921

Stockholders’ Equity:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 173,120,988 and 169,316,421 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	20	19
Additional paid-in capital	373,804	364,998
Retained earnings	208,730	275,151
Total stockholders’ equity	582,554	640,168
Total liabilities and stockholders’ equity	$607,280	$655,089

HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	For the Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(66,421)	$(18,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	657	665
Amortization of investment premiums and discounts	1,318	—
Noncash lease expense	720	722
Paid-in-kind interest on convertible notes payable	—	1,081
Amortization of debt discount	—	4,237
Share-based compensation	3,972	165
Change in fair value of convertible notes payable derivative liabilities	—	1,358
Changes in operating assets and liabilities:
Accounts receivable	(267)	130
Prepaid expenses and other assets	3,646	(668)
Accounts payable	5,617	353
Accrued expenses and other current liabilities	1,309	391
Operating lease liabilities	(373)	(752)
Net cash used in operating activities	(49,822)	(10,985)

Cash Flows from Investing Activities:
Purchase of property and equipment	(2,213)	(105)
Proceeds from sale of property and equipment	—	22
Payments for security deposit, net	(29)	—
Purchase of investments	(268,714)	—
Proceeds from sale and maturity of investments	205,355	—
Net cash used in investing activities	(65,601)	(83)

Cash Flows from Financing Activities:
Proceeds from exercise of stock warrants, net of issuance costs	16,257	—
Proceeds from term loan	—	10,100
(Payments for)/proceeds from Paycheck Protection Program loan	(908)	908
Proceeds from exercise of common stock options	553	119
Proceeds from convertible notes payable issuance and derivative liabilities	—	3,200
Payments for deferred transaction costs	—	(1,316)
Payments for deferred financing costs	—	(468)
Repayments on finance lease obligations	—	(195)
Net cash provided by financing activities	15,902	12,348

Net (decrease) increase in cash and cash equivalents and restricted cash	(99,521)	1,280
Cash and cash equivalents - beginning of the period	389,705	6,285
Cash and cash equivalents and restricted cash - end of the period	$290,184	$7,565